UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2020

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.

On March 19, 2020, Hawaiian Holdings, Inc. (the “Company”) conducted one of its periodic company-wide webcasts in order to provide an update to its employees on the impact of the COVID-19 pandemic on the Company’s business and performance.

In the course of the webcast, Peter Ingram, the Company’s president and CEO, noted the following:

•
The Company expects March 2020 revenue to be lower than March 2019 revenue by at least 25%, which equates to approximately $2 million less per day. The Company expects April 2020 revenue to be lower than April 2019 revenue by over 50%.

•
Changes to the entry requirements for the nations that the Company serves, as well as recent pronouncements by Hawai’i state government leaders, along with other factors related to the COVID-19 pandemic, have resulted in significantly reduced demand for air travel. As a result, the Company has suspended a number of its international routes and is reducing its domestic schedules for various periods of time, resulting in a reduction of the Company’s flight schedule systemwide by nearly 40 percent in April.

•
The Company is instituting various other cost cutting measures in response to declining demand caused by the COVID-19 pandemic, including schedule reductions in the months ahead, reducing contractor spend, instituting a hiring freeze, offering voluntary unpaid leave to various workgroups, deferring certain capital expenditures, and implementing various real estate savings measures such as centralizing the Company’s entire check-in operations at Honolulu's Daniel K. Inouye International Airport (HNL).

•
The Company cannot sustain the Company’s operations at its current size if its business continues to deteriorate, in which case additional, aggressive cost cutting measures will be required, including the potential for employee furloughs. Despite the Company’s previous cost mitigation initiatives and the Company’s recent draw down of its revolving credit facility that have bolstered the Company’s cash reserves, the Company does not have sufficient cash to weather the impacts of the COVID-19 pandemic indefinitely. Moreover, any economic recovery could be prolonged even after the COVID-19 pandemic is quelled.

Forward-Looking Statements

This Form 8-K and related press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current plans with respect to certain matters and financial performance.  Such forward-looking statements include, without limitation, the Company's plans to reduce flight capacity, other cost cutting plans and expected financial performance.  Words such as "expects," "anticipates," "projects," "intends," "plans," "believes," "estimates," variations of such words, and similar expressions are also intended to identify such forward-looking statements.

These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause outcomes to be materially different from any expected outcomes, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, whether the Company’s cost cutting plans will be effective or sufficient; the continuing and developing effects of the spread of the novel coronavirus COVID-19; the extent of declining demand for transportation in the markets in which the Company operates; the Company's dependence on tourist travel; any future restrictions on air travel; the availability of aircraft fuel, aircraft parts and personnel; the Company's ability to continue to generate sufficient cash; changes in the Company's future capital needs; and other macroeconomic, political and regulatory developments.

The risks, uncertainties and assumptions described above also include the risks, uncertainties and assumptions discussed from time to time in the Company's other public filings and public announcements, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2020

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer